Exhibit 10.15

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), effective as of February 28, 2017 (the “Effective Date”), is entered into by and among Scores Holding Company, Inc. (“Scores”), Star Light Events LLC (“Star Light”or the “Licensee”) and Robert M. Gans (“Gans”). Scores, Star Light and Gans shall be referred to collectively herein as the “Parties” or each individually as a “Party”.

WHEREAS, Gans is the President, Chief Executive Officer, member of the Board of Directors and majority shareholder of Scores;

WHEREAS, Gans is also a majority owner of the equity of Starlight (92%);

WHEREAS, Scores entered into a licensing agreement (the “Licensing Agreement”) with the Licensee for, among other things, use of the Scores brand name by the Licensee. Pursuant to the Licensing Agreement, the Licensee is required, among other things, to pay royalties to Scores;

WHEREAS, as of the Effective Date, Star Light owes Scores an aggregate of $250,000.00 in unpaid royalties and other fees (the “Unpaid Royalties”);

WHEREAS, Star Light is currently closed and has no ongoing operations;

WHEREAS, the Parties now desire to settle all claims Scores may have against the Licensee in connection with the Unpaid Royalties; and

WHEREAS, Gans, as the majority owner of the Licensee, will benefit from such a settlement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Settlement.

In full and final settlement of any and all causes of action or claims that could have been asserted by Scores against the Licensee in connection with the Unpaid Royalties, Star Light shall pay to Scores thirty percent (30%) of its Unpaid Royalties, equal to Seventy Fifty Thousand Dollars ($75,000) (the “Settlement Amount”).

The Settlement Amount shall be payable pursuant to a promissory note (the “Note”), which shall bear simple interest at the rate of four percent (4%) per annum, in ten (10), consecutive monthly installments, commencing on March 1, 2017. A payment schedules for the Note is attached hereto as Exhibit A, and a form of the Note is attached hereto as Exhibit B.

2.           Guarantee.

In further consideration of this Agreement and the Note, simultaneously herewith, Gans is entering into a Guaranty (the “Guaranty,” and collectively with the Note and this Agreement, the “Settlement Documents”), pursuant to which Gans is guaranteeing the payment of the Licensee’s obligations under the Settlement Documents.

3.           Prepayment.

Licensee may prepay its Settlement Amount, in whole or in part, without penalty. In the case of partial prepayment, prepayment shall first be applied to accrued unpaid interest, and then to principal.

4.           Release by Scores.

In consideration of the terms and conditions of this Agreement, and except with respect to the obligations of the Licensee under this Agreement and the other Settlement Documents, Scores and its respective affiliates, successors, assigns, beneficiaries, heirs, executors, administrators, agents, employees, officers, directors, partners, members, representatives, attorneys, and all persons, companies and/or affiliates acting by, through and under or in concert with Scores, whether former or current (collectively, the “Related Parties”), hereby irrevocably and unconditionally releases, remises, and forever discharges, the Licensee and its Related Parties, of and from any and all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, expenses, and demands whatsoever, in law or equity, which Scores and its Related Parties ever had, now has or hereafter can, shall or may have had, against the Licensee and its Related Parties, whether known or unknown, by reason of any matter, cause, or thing whatsoever from the beginning of the world to the Effective Date arising out of or related to the Unpaid Royalties, which are the subject of this Agreement.

5.           Representations and Warranties.

Each Party represents and warrants that it has read this Agreement and understands its contents and that they enter into this Agreement knowingly and voluntarily and without duress. Each Party further represents and warrants that it has been fully and adequately represented by counsel of its choosing with respect to the preparation, negotiation, execution, and delivery of this Agreement, that it has the power and authority to execute this Agreement, that it has not assigned any of its claims, that it has not relied on any statement or representation by any other person, and that by entering into this Agreement, it has waived the opportunity to proceed to a trial.

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6.           Choice of Law; Jurisdiction; Prevailing Party Legal Fees.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. This Agreement may be enforced solely in, and in connection with, any action or proceeding arising out of or relating to the transactions contemplated hereby. The Parties irrevocably consent to the exclusive jurisdiction and venue of the state or federal courts located in the County of New York. In any suit, action, or proceeding to enforce this Agreement, the prevailing party shall be entitled to recover its costs and disbursements of enforcement including its reasonable attorneys’ fees.

7.           Notice.

Any notices, requests, demands and other communications under this Agreement or any of the other Settlement Documents shall be in writing to the address set forth below (or at such other address, email address or facsimile for a party as shall be specified by the notice) and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to which said notice or other communication shall have been directed, (b) actually receipted by the party to which it is addressed, however transmitted, (c) two (2) business days after being sent by reputable overnight courier prepaid for delivery in no more than two (2) business days; or (d) sent by facsimile transmission or electronic mail:

If to Star Light:	Star Light Events LLC
c/o Metropolitan Lumber & Hardware
617 11th Avenue
New York, NY 10036
Attn: Robert M. Gans

If to Gans:	Robert M. Gans
c/o Metropolitan Lumber & Hardware
617 11th Avenue
New York, NY 10036

If to Payee:	Scores Holding Company, Inc.
617 11th Avenue, 2nd Floor
New York, NY 10036
Attn: Howard Rosenbluth, Chief Financial Officer

8.           No Admissions.

This Agreement does not contain or constitute any admission, concession or agreement by any Party concerning liability, wrongdoing, or the merits of any issues related hereto, and this Agreement shall not be construed as constituting or containing any such admission, concession or agreement. This Agreement, any assertion of fact set forth herein, and/or any action taken in furtherance of this Agreement shall not be offered or received in evidence in any action or proceeding, other than to enforce this Agreement or to carry out the terms of this Agreement.

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9.           Binding Effect.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

10.         Entire Agreement; No Oral Modification.

This Agreement contains the final, integrated, and entire agreement between the Parties, and there are no other promises, agreements, conditions, undertakings, covenants, warranties, representations, either written or oral, express or implied, between the Parties, with respect to the subject matter hereof. All prior agreements between the Parties with respect to the subject matter hereof are merged herein. No change to or modification of this Agreement will be valid unless the same be in writing and signed by both Parties.

11.         Severability.

Every part, term, or provision of this Agreement is hereby declared to be independent of, and separable from, every other part, term or provision of this Agreement. If any court of competent jurisdiction concludes that any part, term, or provision of this Agreement is illegal, unenforceable, or in conflict with any state, federal, or any other applicable law, that holding shall be without effect as to the validity or enforceability of any other part, term, or provision of this Agreement. It is the intention of the Parties hereto that in lieu of each part, term, or provision of the Agreement which is determined to be illegal, unenforceable, or in conflict with any state, federal, or any other applicable law, there shall be added, as part of this Agreement, such an alternative part, term, or provision as may be valid or enforceable but otherwise as close to the applicable original part, term, or provision as possible.

12.         Joint Preparation.

This Agreement has been jointly prepared by the Parties, and no ambiguity will be construed against any other Party based on the identity of the author or authors of this Agreement.

13.         Further Assurances.

The parties hereto agree to take such actions and execute and deliver such other instruments and documents as may be reasonably necessary to effectuate the purpose of this Agreement.

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14.         Counterparts.

This Agreement may be executed in one or more counterparts, and by PDF, facsimile, or similar transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered as of the date first set forth above.

SCORES HOLDING COMPANY, INC.

By:	/s/ Howard Rosenbluth
Name: Howard Rosenbluth
Title: Chief Financial Officer

STAR LIGHT EVENTS LLC

By:	/s/ Robert Gans
Name: Robert Gans
Title: Authorized Signatory

/s/ Robert M. Gans
ROBERT M. GANS

Exhibit A

		Star Light

Amount Owed 2014		40,000.00
Amount Owed 2015		120,000.00
Amount Owed 2016		90,000.00
Amount Owed 2017		0.00

		250,000.00

Settlement @ 30%		75,000.00

Payment Schedule
1	03/01/17	25,000.00
2	04/01/17	6,000.00
3	05/01/17	6,000.00
4	06/01/17	6,000.00
5	07/01/17	6,000.00
6	08/01/17	6,000.00
7	09/01/17	6,000.00
8	10/01/17	6,000.00
9	11/01/17	6,000.00
10	12/01/17	2,794.53
		75,794.53

Exhibit B

Form of Note